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                                                                     EXHIBIT 4.4

                               TRUST AGREEMENT OF
                           FRONT RANGE CAPITAL TRUST I


         This TRUST AGREEMENT ("Trust Agreement") is made and is effective as of _____________, 2000, by and among FRONT RANGE CAPITAL CORPORATION, a Colorado corporation, as Depositor (the "Depositor"), WILMINGTON TRUST COMPANY, a Delaware banking corporation, as Delaware trustee (the "Delaware Trustee") and Robert L. Beauprez, William A. Mitchell and Alice M. Bier, as administrative trustees (the "Administrative Trustees"). The Delaware Trustee and the Administrative Trustees are collectively referred to herein as the "Trustees." The Depositor and the Trustees hereby agree as follows:

         1. The trust created hereby shall be known as "Front Range Capital Trust I" (the "Trust"), in which name the Trustees or the Depositor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

         2. The address of the principal office of the Trust is 1020 Century Drive, Suite 202, Louisville, Colorado 80027. At any time, the Administrative Trustees may designate another principal office.

         3. The Depositor hereby assigns, transfers, conveys and sets over to the Trustees the sum of $10. The Trustees hereby acknowledge receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate (the "Trust Estate"). The Trustees hereby declare that they will hold the Trust Estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Sections 3801, et seq. (the "Delaware Business Trust Act"), and that this document, and any amendments and modifications hereto, constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in such form as the Trustees may approve.

         4. The Depositor and the Trustees intend to enter into an amended and restated Trust Agreement satisfactory to each such party and substantially in the form to be included as an exhibit to the Registration Statement on Form SB-2 (the "1933 Act Registration Statement"), referred to below, or in such other form as the Trustees and the Depositor may approve, to provide for the contemplated operation of the Trust created hereby and the issuance of the Trust Preferred Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement, (i) the Trustees shall not have any duties or obligations hereunder or with respect to the Trust Estate, except as otherwise required by applicable law, and (ii) the Depositor and the Administrative Trustees are authorized to and shall take any action as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustees may take all actions deemed proper as are necessary to effect the transactions contemplated herein.

         5. The Depositor, as the sponsor of the Trust, and the Administrative Trustees, as Trustees of the Trust, acting singly or jointly are hereby authorized:



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                  a. To file with the Securities and Exchange Commission (the
"Commission") and to execute, in the case of the 1933 Act Registration Statement and the 1934 Act Registration Statement (as herein defined), on behalf of the Trust,

                           i. the 1933 Act Registration Statement, including
pre-effective or post-effective amendments to such Registration Statement, relating to the registration under the Securities Act of 1933, as amended (the "1933 Act"), of the Trust Preferred Securities of the Trust,

                           ii. Any preliminary prospectus or prospectus
supplement thereto relating to the Trust Preferred Securities required to be filed pursuant to Rule 424 under the 1933 Act, and

                           iii. A Registration  Statement on Form 8-A or other
appropriate form (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Trust Preferred Securities of the Trust under Section 12(b) of the Securities Exchange Act of 1934, as amended;

                  b. To file with the New York Stock Exchange, the National Association of Securities Dealers Automated Quotations system ("NASDAQ"), the American Stock Exchange ("AMEX") or other exchange or quotation system, and execute and deliver on behalf of the Trust, a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Trust Preferred Securities to be listed on the New York Stock Exchange, NASDAQ, AMEX or such other exchange or quotation system;

                  c. To execute, deliver and file, on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Trust Preferred Securities under the securities or "Blue Sky" laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable;

                  d. To execute, deliver and perform, on behalf of the Trust, an underwriting agreement with the Depositor and the underwriter or underwriters of the Trust Preferred Securities of the Trust;

                  e. To issue and sell Trust Preferred Securities representing preferred undivided beneficial interests in the assets of the Trust in exchange for cash and investing the proceeds thereof in debentures to be issued by the Depositor;

                  f. To issue and sell Common Securities to the Depositor representing common undivided beneficial interests in the assets of the Trust in exchange for cash and investing the proceeds thereof in additional debentures to be issued by the Depositor;

                  g. To employ or otherwise engage employees and agents (who may be designated as officers with titles) and managers, contractors, advisors and consultants and provide for reasonable compensation for such services;

                  h. To incur expenses that are necessary or incidental to carry out any of the purposes of this Trust Agreement and of the Trust; and


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                  i. To execute and deliver all documents or instruments,
perform all duties, exercise all rights and powers and do all things for and on behalf of the Trust in all matters necessary or incidental to any of the foregoing.

         In the event that any filing referred to in clauses (a-c) above is required by the rules and regulations of the Commission, the New York Stock Exchange, the NASDAQ, AMEX or other exchange or quotation system, or state securities or Blue Sky laws to be executed on behalf of the Trust by a Trustee, the Administrative Trustees, in their capacities as Trustees of the Trust, are hereby authorized and directed to join in any such filing or execute on behalf of the Trust any such document unless otherwise required by the rules and regulations of the Commission, the New York Stock Exchange, the NASDAQ, AMEX or other exchange or quotation system, or by state securities or Blue Sky laws; and

         In connection with all of the foregoing, the Depositor hereby constitutes and appoints the Administrative Trustees as the Depositor's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for the Depositor or in the Depositor's name, place and stead, in any and all capacities, to carry out the purposes of the Trust and to sign any and all amendments (including all pre-effective and post-effective amendments) to the 1933 Act Registration Statement and the 1934 Act Registration Statement and to file the same, with all exhibits thereto, and any and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Depositor might or could do in person. The Depositor hereby ratifies and confirms all that said attorneys-in-fact and agents or their respective substitute or substitutes, shall do or cause to be done by virtue hereof. Persons dealing with the Trust are entitled to rely conclusively on the power and authority of the Administrative Trustees as set forth in this Trust Agreement. Any power of the Administrative Trustees may be exercised by, or with the consent of, any one such Administrative Trustee.

         6. Every holder of a Trust Preferred Security issued by the Trust shall be deemed to have expressly assented and agreed to the terms of and shall be bound by this Trust Agreement.

         7. This Trust Agreement may be executed in one or more counterparts.

         8. The number of Trustees of the Trust initially shall be four and thereafter the number of Trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor, which may increase or decrease the number of Trustees of the Trust, provided however, that to the extent required by the Delaware Business Trust Act, there shall at all times be one Trustee of the Trust that shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any trustee of the Trust at any time. Any Trustee of the Trust may resign upon thirty days' prior notice to the Depositor.

         9. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).



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         10. The Depositor hereby agrees to (i) reimburse the Delaware Trustee for all reasonable expenses (including reasonable fees and expenses of counsel and other experts), (ii) indemnify, defend and hold harmless the Delaware Trustee and the officers, directors, employees and agents of the Delaware Trustee (collectively, including the Delaware Trustee in its individual capacity, the "Indemnified Persons") from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, "Expenses"), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of this Trust Agreement, the creation, operation, administration or termination of the Trust, or the transactions contemplated hereby; provided, however, that the Depositor shall not be required to indemnify an Indemnified Person for Expenses to the extent such Expenses result from the willful misconduct, bad faith or gross negligence of such Indemnified Person, and (iii) advance to each such Indemnified Person, Expenses (including reasonable fees and expenses of counsel) incurred by such Indemnified Person, in defending any claim, demand, action, suit or proceeding prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Depositor of an undertaking, by or on behalf of such Indemnified Person, to repay such amount if it shall be determined that such Indemnified Person is not entitled to be indemnified therefor under this Section 10. The obligations of the Depositor under this
Section 10 shall survive the resignation or removal of the Delaware Trustee, shall survive the termination, amendment, supplement, and/or restatement of this Trust Agreement, and shall survive the transfer by the Depositor of any or all of its interest in the Trust.

         11. The Delaware Trustee is authorized to take such action or refrain from taking such action under this Trust Agreement as it may be directed in writing by the Depositor from time to time; provided, however, that the Delaware Trustee shall not be required to take or refrain from taking any such action if it shall have determined, or shall have been advised by counsel, that such performance is likely to involve the Delaware Trustee in personal liability or is contrary to the terms of this Trust Agreement or of any document contemplated hereby to which the Trust or the Delaware Trustee are a party or is otherwise contrary to law. If at any time the Delaware Trustee determines that it requires or desires guidance regarding the application of any provision of this Trust Agreement or any other document, or regarding compliance with any direction it received hereunder, then the Delaware Trustee may deliver a notice to the Depositor requesting written instructions as to the course of action desired by the Depositor, and such instructions shall constitute full and complete authorization and protection for actions taken and other performance by the Delaware Trustee in reliance thereon. Until the Delaware Trustee has received such instructions after delivering such notice, it may refrain from taking any action with respect to the matters described in such notice.


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         IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.


                                     FRONT RANGE CAPITAL CORPORATION, as
                                     Depositor

                                     By: /s/ ROBERT L. BEAUPREZ
                                        ---------------------------------------
                                     Name: Robert L. Beauprez
                                          -------------------------------------
                                     Title: President & Chairman
                                           ------------------------------------


                                     WILMINGTON TRUST COMPANY, as Delaware
                                     Trustee

                                     By: /s/ JAMES P. LAWLER
                                        ---------------------------------------
                                     Name: James P. Lawler
                                          -------------------------------------
                                     Title: Vice President
                                           ------------------------------------

                                     /s/ ROBERT L. BEAUPREZ
                                     ------------------------------------------
                                     Robert L. Beauprez, not in his individual
                                     capacity but as Administrative Trustee.

                                     /s/ WILLIAM A. MITCHELL
                                     ------------------------------------------
                                     William A. Mitchell, not in his individual
                                     capacity but as Administrative Trustee.

                                     /s/ ALICE M. BIER
                                     ------------------------------------------
                                     Alice M.  Bier,  not in her individual
                                     capacity but as Administrative Trustee.